FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2021 RESULTS

COLUMBUS, Ohio, USA – July 29, 2021 – Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2021. Provided below are the highlights:

•Reported sales increased 34% compared with the prior year. In local currency, sales increased 27% in the quarter as currency benefited reported sales growth by 7%.

•Net earnings per diluted share as reported (EPS) were $7.85, compared with $5.22 in the prior-year period. Adjusted EPS was $8.10, an increase of 53% over the prior-year amount of $5.29. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Second Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, "We had another quarter of excellent sales growth with very strong broad-based growth in all regions and most product lines. Customer demand was robust and we were ideally positioned to capitalize on the growth opportunities in our end markets. Exceptional sales growth and continued focused execution of our margin initiatives drove excellent growth in Adjusted Operating Profit, Adjusted EPS and cash flow generation."

GAAP Results
EPS in the quarter was $7.85, compared with the prior-year amount of $5.22.

Compared with the prior year, total reported sales increased 34% to $924.4 million. By region, reported sales increased 31% in the Americas, 34% in Europe and 37% in Asia/Rest of World. Earnings before taxes amounted to $230.4 million, compared with $155.3 million in the prior year.

Non-GAAP Results
Adjusted EPS was $8.10, an increase of 53% over the prior-year amount of $5.29.

Compared with the prior year, total sales in local currency increased 27% as currency benefited sales growth by 7%. By region, local currency sales increased 29% in the Americas, 23% in Europe and 28% in Asia/Rest of World. Adjusted Operating Profit amounted to $255.3 million, a 45% increase from the prior-year amount of $176.6 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Six Month Results

GAAP Results
EPS was $14.17, compared with the prior-year amount of $9.25.

Compared with the prior year, total reported sales increased 29% to $1.729 billion. By region, reported sales increased 23% in the Americas, 29% in Europe and 37% in Asia/Rest of World. Earnings before taxes amounted to $415.8 million, compared with $273.8 million in the prior year.

Non-GAAP Results
Adjusted EPS was $14.66, an increase of 58% over the prior-year amount of $9.28.

Compared with the prior year, total sales in local currency increased 23% as currency benefited sales growth by 6%. By region, local currency sales increased 22% in the Americas, 18% in Europe and 28% in Asia/Rest of World. Adjusted Operating Profit amounted to $465.9 million, a 47% increase from the prior-year amount of $317.9 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company stated that forecasting continues to be challenging. Management cautions that market conditions are dynamic and changes to the business environment can happen quickly. Uncertainty remains surrounding the impact of COVID-19 and the challenges in the global supply chain on the economic environment. The estimates include uncertainty and management acknowledges that market conditions are subject to change.

Based on today's assessment of market conditions, management anticipates local currency sales growth in 2021 will be approximately 15%, and Adjusted EPS is forecasted to be in the range of $32.60 to $32.90, an increase of 27% to 28%. This compares with previous guidance of Adjusted EPS in the range of $31.45 to $31.90.

For the third quarter of 2021, based on current market conditions, the Company anticipates that local currency sales growth will be in the range of 11% to 13%, and Adjusted EPS is forecasted to be $8.12 to $8.27, a growth rate of 16% to 18%.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Kaltenbach concluded, "Demand in our end markets remains positive although sales growth for the remainder of the year will reflect more challenging comparisons from the previous year. We are making incremental investments for future growth including expanding our best-in-class sales and marketing programs, increasing our product development efforts and boosting productivity in our manufacturing operations. Challenges exist in the global supply chain which require us to be agile and adapt as necessary to changing market conditions. We believe we are in an excellent position to continue to gain share and deliver strong results in 2021 and beyond."

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, July 29) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	June 30, 2021		% of sales	June 30, 2020	% of sales

Net sales	$924,351	(a)	100.0	$690,673	100.0
Cost of sales	387,447		41.9	292,703	42.4
Gross profit	536,904		58.1	397,970	57.6

Research and development	42,603		4.6	31,193	4.5
Selling, general and administrative	239,045		25.9	190,134	27.5
Amortization	16,218		1.8	13,889	2.0
Interest expense	10,439		1.1	9,582	1.4
Restructuring charges	876		0.1	860	0.1
Other charges (income), net	(2,661)		(0.3)	(2,943)	(0.4)
Earnings before taxes	230,384		24.9	155,255	22.5

Provision for taxes	45,621		4.9	28,693	4.2
Net earnings	$184,763		20.0	$126,562	18.3

Basic earnings per common share:
Net earnings	$7.97			$5.29
Weighted average number of common shares	23,191,155			23,940,278

Diluted earnings per common share:
Net earnings	$7.85			$5.22
Weighted average number of common and common equivalent shares	23,521,793			24,228,989

Note:
(a)	Local currency sales increased 27% as compared to the same period in 2020.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	June 30, 2021		% of sales	June 30, 2020	% of sales

Earnings before taxes	$230,384			$155,255
Amortization	16,218			13,889
Interest expense	10,439			9,582
Restructuring charges	876			860
Other charges (income), net	(2,661)			(2,943)
Adjusted operating profit	$255,256	(b)	27.6	$176,643	25.6

Note:
(b)	Adjusted operating profit increased 45% as compared to the same period in 2020.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended			Six months ended
	June 30, 2021		% of sales	June 30, 2020	% of sales

Net sales	$1,728,741	(a)	100.0	$1,339,835	100.0
Cost of sales	720,141		41.7	567,456	42.4
Gross profit	1,008,600		58.3	772,379	57.6

Research and development	81,875		4.7	65,580	4.9
Selling, general and administrative	460,797		26.7	388,878	29.0
Amortization	30,102		1.7	27,887	2.1
Interest expense	19,910		1.2	19,801	1.5
Restructuring charges	2,069		0.1	2,765	0.2
Other charges (income), net	(1,951)		(0.1)	(6,286)	(0.5)
Earnings before taxes	415,798		24.0	273,754	20.4

Provision for taxes	81,372		4.7	49,077	3.6
Net earnings	$334,426		19.3	$224,677	16.8

Basic earnings per common share:
Net earnings	$14.37			$9.37
Weighted average number of common shares	23,277,636			23,984,055

Diluted earnings per common share:
Net earnings	$14.17			$9.25
Weighted average number of common and common equivalent shares	23,603,805			24,291,321

Note:
(a)	Local currency sales increased 23% as compared to the same period in 2020.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Six months ended			Six months ended
	June 30, 2021		% of sales	June 30, 2020	% of sales

Earnings before taxes	$415,798			$273,754
Amortization	30,102			27,887
Interest expense	19,910			19,801
Restructuring charges	2,069			2,765
Other charges (income), net	(1,951)			(6,286)
Adjusted operating profit	$465,928	(b)	27.0	$317,921	23.7

Note:
(b)	Adjusted operating profit increased 47% as compared to the same period in 2020.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2021	December 31, 2020

Cash and cash equivalents	$142,252	$94,254
Accounts receivable, net	600,191	593,809
Inventories	350,159	297,611
Other current assets and prepaid expenses	80,009	71,230
Total current assets	1,172,611	1,056,904

Property, plant and equipment, net	790,512	798,868
Goodwill and other intangible assets, net	935,905	747,055
Other non-current assets	243,876	211,722
Total assets	$3,142,904	$2,814,549

Short-term borrowings and maturities of long-term debt	$53,025	$50,317
Trade accounts payable	210,811	175,801
Accrued and other current liabilities	674,533	614,209
Total current liabilities	938,369	840,327

Long-term debt	1,602,005	1,284,174
Other non-current liabilities	411,106	407,373
Total liabilities	2,951,480	2,531,874

Shareholders’ equity	191,424	282,675
Total liabilities and shareholders’ equity	$3,142,904	$2,814,549

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020

Cash flow from operating activities:
Net earnings	$184,763	$126,562	$334,426	$224,677
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	11,318	10,194	22,261	20,327
Amortization	16,218	13,889	30,102	27,887
Deferred tax benefit	(2,355)	(852)	(7,423)	(4,570)
Other	4,581	4,423	9,156	8,818
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	31,010	29,021	15,890	(28,387)
Net cash provided by operating activities	245,535	183,237	404,412	248,752
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	3,248	1,994	3,248	2,025
Purchase of property, plant and equipment	(22,758)	(18,223)	(47,363)	(37,089)
Acquisitions	(460)	(632)	(185,534)	(6,242)
Other investing activities	(14,622)	727	3,604	(9,281)
Net cash used in investing activities	(34,592)	(16,134)	(226,045)	(50,587)
Cash flows from financing activities:
Proceeds from borrowings	377,005	243,830	1,204,996	1,076,098
Repayments of borrowings	(343,007)	(616,806)	(866,153)	(1,168,125)
Proceeds from exercise of stock options	2,784	10,615	7,833	17,750
Repurchases of common stock	(212,499)	—	(474,999)	(200,000)
Other financing activities	(1,574)	—	(2,288)	(800)
Net cash used in financing activities	(177,291)	(362,361)	(130,611)	(275,077)

Effect of exchange rate changes on cash and cash equivalents	1,946	(1,050)	242	(3,596)

Net increase (decrease) in cash and cash equivalents	35,598	(196,308)	47,998	(80,508)

Cash and cash equivalents:
Beginning of period	106,654	323,585	94,254	207,785
End of period	$142,252	$127,277	$142,252	$127,277

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$245,535	$183,237	$404,412	$248,752
Payments in respect of restructuring activities	975	3,001	5,548	4,627
Payments for acquisition costs	1,974	—	2,091	—
Transition tax payment	4,288	—	4,288	—
Proceeds from sale of property, plant and equipment	3,248	1,994	3,248	2,025
Purchase of property, plant and equipment	(22,758)	(18,223)	(47,363)	(37,089)
Adjusted free cash flow	$233,262	$170,009	$372,224	$218,315

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2021			34%		31%	37%		34%
Six Months Ended June 30, 2021			29%		23%	37%		29%

Local Currency Sales Growth
Three Months Ended June 30, 2021			23%		29%	28%		27%
Six Months Ended June 30, 2021			18%		22%	28%		23%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
	2021		2020		% Growth	2021		2020		% Growth

EPS as reported, diluted	$7.85		$5.22		50%	$14.17		$9.25		53%

Purchased intangible amortization, net of tax	0.19	(a)	0.12	(a)		0.31	(a)	0.23	(a)
Restructuring charges, net of tax	0.03	(b)	0.03	(b)		0.07	(b)	0.09	(b)
Income tax expense	0.03	(c)	(0.08)	(c)		0.01	(c)	(0.29)	(c)
Acquisition costs, net of tax	—		—			0.10	(d)	—

Adjusted EPS, diluted	$8.10		$5.29		53%	$14.66		$9.28		58%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $5.9 million ($4.5 million net of tax) and $3.7 million ($2.8 million net of tax) for the three months ended June 30, 2021 and 2020, and of $9.7 million ($7.3 million net of tax) and $7.5 million ($5.6 million net of tax) for the six months ended June 30, 2021 and 2020, respectively.

(b)	Represents the EPS impact of restructuring charges of $0.9 million ($0.7 million after tax) for both the three months ended June 30, 2021 and 2020, and $2.1 million ($1.7 million after tax) and $2.8 million ($2.2 million after tax) for the six months ended June 30, 2021 and 2020, respectively, which primarily include employee related costs.
(c)	Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and six months ended June 30, 2021 and 2020 due to the timing of excess tax benefits associated with stock option exercises.
(d)	Represents the EPS impact of acquisition costs of $2.8 million ($2.3 million after tax) for the six months ended June 30, 2021.